Exhibit 5.1

October 25, 2024

Agree Realty Corporation
32301 Woodward Avenue
Royal Oak, Michigan 48073

Re:	Agree Realty Corporation, a Maryland corporation (the “Company”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with certain matters of Maryland law arising out of the registration of shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company having a maximum aggregate offering price of $1,250,000,000 (the “Shares”) to be sold in an at-the-market offering (the “Offering”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-271668) originally filed with the United States Securities and Exchange Commission (the “Commission”) on May 5, 2023, as amended by Post-Effective Amendment No. 1 filed with the Commission on May 6, 2024 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)            the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on December 15, 1993, Articles of Amendment filed with the Department on April 7, 1994, two Articles Supplementary filed with the Department on December 8, 2008, Articles Supplementary filed with the Department on September 21, 2012, Articles of Amendment filed with the Department on May 8, 2013, two Articles Supplementary filed with the Department on July 31, 2013, Articles of Amendment filed with the Department on May 5, 2015, Articles of Amendment filed with the Department on May 3, 2016, Articles Supplementary filed with the Department on February 26, 2019, Articles of Amendment filed with the Department on April 25, 2019, Articles of Amendment filed with the Department on May 7, 2021 and Articles Supplementary filed with the Department on September 13, 2021;

(ii)            the Bylaws of the Company adopted as of November 8, 2006, as amended and restated by the Amended and Restated Bylaws of the Company, adopted as of May 8, 2013, as amended by the First Amendment to the Amended and Restated Bylaws of the Company, adopted as of February 26, 2019 (the “Bylaws”);

BALLARD SPAHR LLP

Agree Realty Corporation

October 25, 2024

(iii)           resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of May 4, 2023, October 25, 2024 and October 25, 2024 (collectively, the “Directors’ Resolutions”);

(iv)          the Registration Statement and the related base prospectus dated May 5, 2023 (the “Base Prospectus”), and the related prospectus supplement dated October 25, 2024 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”);

(v)           a copy of the fully executed Equity Distribution Agreement, dated as of October 25, 2024 (the “Equity Distribution Agreement”), by and among the Company, Agree Limited Partnership, a Delaware limited partnership of which the Company acts as the general partner, and each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Evercore Group L.L.C., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated, Samuel A. Ramirez & Company, Inc., SMBC Nikko Securities America, Inc. and Stifel, Nicolaus & Company, Incorporated, each as agent and/or principal and/or forward seller (except with respect to BTIG, LLC, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant forward purchaser), and each of Wells Fargo Bank, National Association, Bank of America, N.A., Citibank, N.A., Jeffries LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Regions Securities LLC, Robert W. Baird & Co. Incorporated and Stifel, Nicolaus & Company, Incorporated, each as forward purchaser;

(vi)          a certificate of Joey Agree, President and Chief Executive Officer of the Company, and Peter Coughenour, Chief Financial Officer and Secretary of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate and certifying as to the form, approval, execution and delivery of the Equity Distribution Agreement;

(vii)         a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(viii)        such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)           each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

BALLARD SPAHR LLP

Agree Realty Corporation

October 25, 2024

(b)           each natural person executing any of the Documents is legally competent to do so;

(c)            any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)            the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)            the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f)            none of the Shares will be issued or transferred in violation of the provisions of Article Ninth of the Charter relating to restrictions on ownership and transfer of shares of stock of the Company;

(g)            none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(h)            the aggregate offering price of all of the Shares will not exceed $1,250,000,000, and the aggregate number of Shares to be issued and sold pursuant to the Equity Distribution Agreement will not exceed the maximum number of Shares authorized for issuance and sale in the Directors’ Resolutions;

(i)            the price per share to be received by the Company for each of the Shares to be issued and sold pursuant to the Equity Distribution Agreement will be determined in accordance with, and will not be less than the applicable minimum price per share set forth in, the Directors’ Resolutions; and

(j)            upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

BALLARD SPAHR LLP

Agree Realty Corporation

October 25, 2024

2.             The Shares to be issued in the Offering have been duly authorized by all necessary corporate action on the part of the Company, and when such Shares are issued and delivered by the Company in exchange for payment therefor, in accordance with the Equity Distribution Agreement and the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP